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                                                                    Exhibit 22.1
                              RESOUND CORPORATION

                                SUBSIDIARIES OF
                                   REGISTRANT



Subsidiary                                 Jurisdiction                      Also Doing Business As
----------                                 ------------                      ----------------------
RSND Asia Limited                          British Virgin Islands            ReSound Asia Limited

ReSound Pty Ltd.                           Australia

ReSound GmbH                               Germany
Hortechnologie

ReSound-Sonar GmbH                         Germany                           ReSound Deutschland GmbH
Hortechnologie und Design

ReSound-Viennatone                         Austria                           Viennatone AG

ReSound BV                                 Netherlands

ReSound-Viennatone Ltd.                    United Kingdom

ReSound-Viennatone                         France                            Viennatone S.A.R.L.

ReSound AB                                 Sweden

ReSound Ireland Ltd.                       Ireland

Viennatone GmbH & Co. OHG                  Germany

ReSound Holdings Ltd.                      Bermuda

Sonar Hearing Health Corporation           Delaware
